Exhibit 99.2

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information sets forth selected historical consolidated financial information for Halcón Resources Corporation (the “Company” or “Halcón”) and gives effect to the events described below in greater detail. The historical data provided for the year ended December 31, 2017 is derived from the audited annual consolidated financial statements included in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed on March 1, 2018.

The unaudited pro forma condensed combined statement of operations is presented for the fiscal year ended December 31, 2017. The pro forma financial information is provided for informational and illustrative purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2017. Additionally, refer to the Current Reports on Form 8-K filed on July 14, 2017, March 9, 2017 and March 2, 2017 for pro forma financial information presented in connection with the Willison Divestiture and Debt Repurchase, the Eagle Ford Divestiture and the Acquired Properties, respectively.

The pro forma adjustments, as described in the notes to the pro forma financial information, are based on currently available information. Management believes such adjustments are reasonable, factually supportable and directly attributable to the events and transactions described below. The unaudited pro forma condensed combined statement of operations gives effect to the events and transactions as if completed on January 1, 2017, and only includes adjustments which have an ongoing impact. Note that because depletion is recalculated under full cost rules to give cumulative effect to all acquisitions and dispositions of evaluated oil and natural gas properties, the pro forma financial information presented herein may not be directly comparable to pro forma financial information giving effect only to earlier transactions.

The pro forma financial information does not purport to represent what the Company’s actual consolidated results of operations or financial position would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of the Company’s future financial condition or consolidated results of operations.

The pro forma financial information gives effect to the following:

•            Water Infrastructure Divestiture. On October 31, 2018, certain wholly owned subsidiaries of Halcón entered into an Asset Purchase Agreement with an affiliate of WaterBridge Resources LLC (the “Purchaser”) to sell water infrastructure assets located in the Delaware Basin for a total purchase price up to $325 million, consisting of $200 million payable in cash upon closing and potential incentive payments of up to $25 million per year for each of the next five years subject to the Company’s ability to meet certain annual incentive thresholds which will be driven by, among other things, the Company’s development program which will consider future market conditions and is subject to change. The transaction closed on December 20, 2018.

•            Williston Divestiture.  Halcón entered into a purchase and sale agreement to sell its Williston Basin operated assets for $1.4 billion. The Williston Divestiture closed on September 7, 2017.

•            Debt Repurchase. The Company used a portion of the proceeds from the Williston Divestiture to repurchase the Company’s outstanding 12.0% senior secured second lien notes, to repurchase 50% of the outstanding 6.75% unsecured notes, and to pay off the outstanding balance on the revolving credit facility. The 12.0% senior secured second lien notes were repurchased in September 2017 and the 50% of the outstanding 6.75% unsecured notes were repurchased on October 10, 2017.

•            Eagle Ford Divestiture. Halcón entered into a purchase and sale agreement to sell its East Texas Eagle Ford assets for $500 million. The transaction closed on March 9, 2017.

•            The Acquired Properties.  On January 18, 2017, Halcón Energy Properties, Inc. entered into a purchase and sale agreement with Samson Exploration, LLC to acquire 20,901 net acres in the Southern Delaware Basin for $705 million. The transaction closed on February 28, 2017.

The preparation of the pro forma condensed combined financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The Company applied the acquisition method of accounting for business combinations to the Acquired Properties whereby the Company is required to record the assets acquired and liabilities assumed in the acquisition at their estimated fair values as of the closing date. Adjustments related to the Acquired Properties do not reflect any of the synergies and cost reductions that may result.

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2017
	(in thousands except per share data)
	Halcón Resources Historical	Eagle Ford Divestiture		Acquired Properties		Williston Divestiture		Debt Repurchase		Water Infrastructure Divestiture		Halcón Resources Pro Forma
Operating revenues	$377,965	$(17,202	)(1)	$7,902	(5)	$(268,390	)(8)	$—		$(555	)(13)	$99,720

Operating expenses:
Production:
Lease operating	61,743	(3,044	)(2)	993	(6)	(40,004	)(9)	—		7,523	(14)	27,211
Workover and other	21,739	(15	)(2)	—		(21,463	)(9)	—		—		261
Taxes other than income	30,757	(999	)(2)	358	(6)	(24,251	)(9)	—		(100	)(15)	5,765
Gathering and other	40,783	(341	)(2)	254	(6)	(23,171	)(9)	—		(6,022	)(15)	11,503
Restructuring	7,535	—		—		—		—		—		7,535
General and administrative	111,351	—		—		—		—		—		111,351
Depletion, depreciation and accretion	110,207	(184	)(3)	227	(7)	(76,943	)(10)	—		(784	)(16)	32,523
(Gain) loss on sale of oil and natural gas properties	(721,573)	235,690	(4)	—		485,883	(11)	—		—		—
Total operating expenses	(337,458)	231,107		1,832		300,051		—		617		196,149
Income (loss) from operations	715,423	(248,309)		6,070		(568,441)		—		(1,172)		(96,429)
Other income (expenses):
Net gain (loss) on derivative contracts	1,291	—		—		—		—		—		1,291
Interest expense and other, net	(71,097)	—		—		—		40,392	(12)	—		(30,705)
Gain (loss) on extinguishment of debt	(114,931)	—		—		—		—		—		(114,931)
Total other income (expenses)	(184,737)	—		—		—		40,392		—		(144,345)
Income (loss) before income taxes	530,686	(248,309)		6,070		(568,441)		40,392		(1,172)		(240,774)
Income tax benefit (provision)	5,000	—		—		—		—		—		5,000
Net income (loss)	535,686	(248,309)		6,070		(568,441)		40,392		(1,172)		(235,774)
Non-cash preferred dividend	(48,007)	—		—		—		—		—		(48,007)
Net income (loss) available to common stockholders	$487,679	$(248,309)		$6,070		$(568,441)		$40,392		$(1,172)		$(283,781)

Net income (loss) per share of common stock:
Basic	$3.67											$(2.14)
Diluted	$3.65											$(2.14)

Weighted average common shares outstanding:
Basic	132,763											132,763
Diluted	133,576											132,763

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

•                  Eagle Ford Divestiture

(1)              Reflects the elimination of oil and natural gas revenues as well as other operating revenue related to the Eagle Ford Divestiture properties.

(2)              Reflects the adjustments related to lease operating, workover and other, taxes other than income, and gathering and other expenses related to the Eagle Ford Divestiture properties.

(3)              Reflects the elimination of estimated depletion, depreciation and accretion expense related to the Eagle Ford Divestiture properties.

(4)              Reflects the elimination of the gain on sale of oil and natural gas properties related to the Eagle Ford Divestiture. The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under this method of accounting, sales of oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless the adjustment significantly alters the relationship between capitalized costs and proved reserves. The carrying value of the properties sold was determined by allocating total capitalized costs within the full cost pool between properties sold and properties retained based on their relative fair values.

•                        Acquired Properties

(5)              Reflects the operating revenues related to the Acquired Properties. The adjustment is necessary to record the operating revenues of the acquired properties that are not reflected in Halcón’s historical results of operations.

(6)              Reflects the adjustments related to lease operating, taxes other than income, and gathering and other expenses related to the Acquired Properties. The adjustments are necessary to record the operating expenses of the Acquired Properties that are not reflected in Halcón’s historical results of operations.

(7)              Depletion is calculated on a unit of production basis as if the transaction for the Acquired Properties was consummated on January 1, 2017. The adjustment also includes depreciation expense on other property and equipment using estimated remaining useful lives and accretion expense on asset retirement obligations that was calculated as if applied on a full year basis. The adjustment is necessary to record depletion, depreciation and accretion expense of the Acquired Properties that are not reflected in Halcón’s historical results of operations.

•                        Williston Divestiture

(8)              Reflects the elimination of oil and natural gas revenues as well as other operating revenue related to the Williston Divestiture properties.

(9)              Reflects the adjustments related to lease operating, workover and other, taxes other than income, and gathering and other expenses related to the Williston Divestiture properties.

(10)       Reflects the elimination of estimated depletion, depreciation and accretion expense related to the Williston Divestiture properties.

(11)       Reflects the elimination of the gain on sale of oil and natural gas properties related to the Williston Divestiture. The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under this method of accounting, sales of oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless the adjustment significantly alters the relationship between capitalized costs and proved reserves. The carrying value of the properties sold was determined by allocating total capitalized costs within the full cost pool between properties sold and properties retained based on their relative fair values.

•                        Debt Repurchase

(12)       Reflects the elimination of interest expense related to the repurchase of all of the outstanding 12% second lien notes and 50% of the 6.75% unsecured notes outstanding as well as repayment of the outstanding balance on the revolving credit facility.

•                        Water Infrastructure Divestiture

(13)       Reflects the elimination of third-party operating revenues related to the Water Infrastructure Divestiture.

(14)       Adjustment to gross up the Company’s historical lease operating expense associated with the water gathering fee that will now be paid to the Purchaser and will no longer be eliminated in consolidation. The water gathering fee will be $0.80 per barrel of the Company’s water delivered at the Purchaser’s receipt points.

(15)       Reflects adjustments to remove the historical operating expenses associated with the Water Infrastructure Divestiture.

(16)       Reflects the elimination of depreciation and accretion expense related to the Water Infrastructure Divestiture.